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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                  FORM 8-K/A-1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 10, 1997
                                                       ----------------------

                          SPECIALTY CARE NETWORK, INC.
--------------------------------------------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

            Delaware                      0-22019              62-1623449
-------------------------------- ------------------------- --------------------
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
         Incorporation)                                     Identification No.)

              44 Union Boulevard, Suite 600
                    Lakewood, Colorado                        80228
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code:     (303) 716-0041
                                                    ----------------------

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


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a) Pro Forma Financial Information (unaudited)

              Unaudited Pro Forma Consolidated Financial Statements
                 of Specialty Care Network, Inc. and Subsidiary

Basis of Presentation

The following unaudited pro forma consolidated financial statements give effect to acquisitions by Specialty Care Network, Inc. (the "Company"), a Delaware corporation, of certain net assets of the Prior Practices, in exchange for shares of the Company's restricted common stock, cash and the assumption of certain liabilities, and the effects of the service agreements described below. In addition, the pro forma consolidated balance sheet gives effect to the acquisition by the Company of one-half of the outstanding membership interests of West Central Ohio Group, Ltd., an Ohio limited liability company ("WCOG"). The pro forma consolidated statements of income for the year ended December 31, 1996 and the six months ended June 30, 1997 do not give effect to the acquisition by the Company of the membership interests in WCOG as described above, as WCOG had no operations other than initiation of the construction of a an orthopaedic specialty hospital in Lima, Ohio prior to the acquisition date. For purposes of these pro forma consolidated financial statements, the terms "Prior Practices" and "Affiliated Practices" are defined to include the following entities:

                                                                                          Acquisition and
              Prior Practices                          Affiliated Practices              Affiliation Date
              ---------------                          --------------------              ----------------
Reconstructive Orthopaedic Associates,     Reconstructive Orthopaedic Associates II,
   Inc.                                      P.C.                                      November 12, 1996
Princeton Orthopaedic Associates, P.A.     Princeton Orthopaedic Associates II, P.A.   November 12, 1996
Tallahassee Orthopedic Clinic, Inc.        TOC Specialists, P.L.                       November 12, 1996
Greater Chesapeake Orthopaedic             Greater Chesapeake Orthopaedic
   Associates, LLC                           Associates, LLC                           November 12, 1996
Vero Orthopaedics, P.A.                    Vero Orthopaedics II, P.A.                  November 12, 1996
Orthopedic Surgeons of Lima, Inc.          Orthopaedic Institute of Ohio, Inc.         September 10, 1997
Bone & Joint Center of Lima, Inc.          Orthopaedic Institute of Ohio, Inc.         September 10, 1997
Lima Orthopedics, Inc.                     Orthopaedic Institute of Ohio, Inc.         September 10, 1997

              Unaudited Pro Forma Consolidated Financial Statements of Specialty Care Network, Inc. and Subsidiary (continued)


Basis of Presentation (continued)

Pursuant to the service agreements between the Company and each of the Affiliated Practices, the Company provides management, administrative and development services to the Affiliated Practices in return for a service fee. The Affiliated Practices retain, among other things, sole responsibility for all aspects of the practice of medicine. All service agreements described herein are collectively referred to as the "Service Agreements."

The pro forma consolidated financial statements have been prepared by the Company based upon the historical financial statements of Specialty Care Network, Inc. and subsidiary, the Prior Practices, WCOG (balance sheet only) and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma consolidated financial statements may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of the aforementioned acquisition transactions and the execution of the Service Agreements have been reflected in the pro forma consolidated financial statements; however, additional estimated future corporate overhead and direct costs of the Company have been reflected in the pro forma consolidated financial statements.

The pro forma consolidated balance sheet as of June 30, 1997 gives effect to the acquisition of certain net assets of the Prior Practices and the Company's investment in WCOG as if such transactions had occurred, and the related Service Agreements were executed, on June 30, 1997.

              Unaudited Pro Forma Consolidated Financial Statements of Specialty Care Network, Inc. and Subsidiary (continued)


Basis of Presentation (continued)

The pro forma consolidated statement of income for the year ended December 31, 1996 assumes that the following occurred on January 1, 1996: (i) the acquisition of certain net assets of the Prior Practices and the entry into the Service Agreements and (ii) conversion of the Company's $1.87 million convertible debentures and accrued interest thereon into the Company's common stock. The pro forma consolidated statement of income for the six months ended June 30, 1997 assumes that the acquisition of certain net assets of Orthopedic Surgeons of Lima, Inc., Bone & Joint Center of Lima, Inc. and Lima Orthopedics, Inc. (collectively, Lima, Ohio Prior Practices) and the entry into the Service Agreements occurred on January 1, 1997. Financial information for the other Prior Practices is reflected in the Company's consolidated income statement for the six months ended June 30, 1997.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Reconstructive Orthopaedic Associates II, P.C. (successor to Reconstructive Orthopaedic Associates, Inc.), including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the historical financial statements of the Company, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                      Pro Forma Consolidated Balance Sheet

                                  June 30, 1997

                                              Specialty Care                        Pro Forma
                                               Network, Inc.        Pro Forma       Adjustment          Pro
                                              and Subsidiary       Adjustments        Legend           Forma
                                              --------------       -----------      ----------      -----------
Assets
Current Assets:
  Cash and cash equivalents                     $14,862,223        $(1,769,848)         (3)         $13,092,375
  Accounts receivable, net                       15,405,507            850,615          (1)          16,256,122
  Loans to physician stockholders                 1,107,514                 --                        1,107,514
  Prepaid expenses and inventories                1,090,137             (7,090)         (5)           1,083,047
  Prepaid and recoverable income taxes               95,765                 --                           95,765
                                                -----------        -----------                      -----------
Total current assets                             32,561,146           (926,323)                      31,634,823
Property and equipment, net                       2,330,688             45,000          (1)           2,375,688
Intangible assets, net                              204,513                 --                          204,513
Management service agreements                    17,658,711         12,902,087          (2)          30,560,798
Investments                                              --            400,000          (6)             400,000
Other assets                                         63,552                 --                           63,552
                                                -----------        -----------                      -----------
Total assets                                    $52,818,610        $12,420,764                      $65,239,374
                                                ===========        ===========                      ===========

Liabilities and stockholders' equity
Current liabilities:
  Current portion of capital lease              $   198,074        $        --                      $   198,074
   obligations
  Accounts payable                                   79,994                 --                           79,994
  Accrued expenses                                  662,735             75,000         (1)              872,735
                                                                       135,000         (5)
  Accrued payroll, incentive compensation
   and related expenses                           1,560,122              6,294         (1)            1,566,416
  Due to physician groups                         3,529,801                 --                        3,529,801
  Deferred income taxes                             857,745                 --                          857,745
                                                -----------        -----------                      -----------
Total current liabilities                         6,888,471            216,294                        7,104,765

Capital lease obligations, less current
 portion                                            842,884                 --                          842,884
Deferred income taxes                             7,924,128          5,605,277         (4)           13,529,405
                                                -----------        -----------                      -----------
Total liabilities                                15,655,483          5,821,571                       21,477,054

Stockholders' equity:
   Preferred stock                                       --                 --                               --
   Common stock                                      15,343                673         (3)               16,016
   Additional paid-in capital                    36,951,575            814,321         (1)           43,550,095
                                                                    12,902,087         (2)
                                                                    (1,770,521)        (3)
                                                                    (5,605,277)        (4)
                                                                      (142,090)        (5)
                                                                       400,000         (6)
Retained earnings                                   196,209                 --                          196,209
                                                -----------        -----------                      -----------
Total stockholders' equity                       37,163,127          6,599,193                       43,762,320
                                                ===========        ===========                      ===========
Total liabilities and stockholders' equity      $52,818,610        $12,420,764                      $65,239,374
                                                ===========        ===========                      ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                   Pro Forma Consolidated Statement of Income

                          Year ended December 31, 1996


                                              Specialty Care                        Pro Forma
                                               Network, Inc.        Pro Forma       Adjustment          Pro
                                              and Subsidiary       Adjustments        Legend           Forma
                                              --------------       -----------      ----------      -----------
Net revenue                                     $ 4,392,050        $32,909,890          (7)         $37,301,940
Costs and expenses:
   Clinic expenses                                2,820,743         23,321,012          (8)          26,141,755
   General and administrative expenses            3,770,263          1,851,652          (9)           7,458,624
                                                                     2,362,893         (10)
                                                                      (526,184)        (11)
                                                -----------        -----------                      -----------
Total operating costs and expenses                6,591,006         27,009,373                       33,600,379
                                                -----------        -----------                      -----------
Income (loss) from operations                    (2,198,956)         5,900,517                        3,701,561
Interest expense, net                                78,498             90,800         (12)             169,298
                                                -----------        -----------                      -----------
Income (loss) before income taxes                (2,277,454)         5,809,717                        3,532,263
Income tax benefit (expense)                        506,071         (1,954,299)        (13)          (1,448,228)
                                                ===========        ===========                      ===========
Net income (loss)                               $(1,771,383)       $ 3,855,418                      $ 2,084,035
                                                ===========        ===========                      ===========

Net income (loss) per share                     $     (0.15)                                        $      0.16
                                                ===========                                         ===========

Weighted average number of common shares
   and common share equivalents used in
   computation                                   12,026,347                                          12,699,734
                                                ===========                                         ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                   Pro Forma Consolidated Statement of Income

                         Six Months Ended June 30, 1997

                                              Specialty Care                        Pro Forma
                                               Network, Inc.        Pro Forma       Adjustment          Pro
                                              and Subsidiary       Adjustments        Legend           Forma
                                              --------------       -----------      ----------      -----------
Net revenue                                     $16,836,851        $ 1,864,298           (7)        $18,701,149
Costs and expenses:
   Clinic expenses                               10,885,602          1,091,384           (8)         11,976,986
   General and administrative expenses            2,874,008             46,816           (9)          3,159,579
                                                -----------        -----------                      -----------
Total operating costs and expenses               13,759,610          1,376,955                       15,136,565
                                                -----------        -----------                      -----------
Income from operations                            3,077,241            487,343                        3,564,584
Interest (income) expense, net                     (253,140)            40,420          (12)           (212,720)
                                                -----------        -----------                      -----------
Income before income taxes                        3,330,381            446,923                        3,777,304
Income tax expense                               (1,362,789)          (185,906)         (13)         (1,548,695)
                                                ===========        ===========                      ===========
Net income                                      $ 1,967,592        $   261,017                      $ 2,228,609
                                                ===========        ===========                      ===========

Net income per share                            $      0.14                                         $      0.15
                                                ===========                                         ===========

Weighted average number of common shares
   and common share equivalents used in
   computation                                   14,227,709                                          14,901,096
                                                ===========        ===========                      ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

              Unaudited Pro Forma Consolidated Financial Statements
                 of Specialty Care Network, Inc. and Subsidiary
              Notes to Pro Forma Consolidated Financial Statements


Pro Forma Consolidated Balance Sheet Adjustments

1. Reflects the fair value allocation of the consideration paid for the tangible assets of the Prior Practices acquired subsequent to June 30, 1997 and of the liabilities assumed pursuant to the terms and conditions of the agreements relating to the acquisition of such assets (hereinafter referred to as the "Mid-1997 Agreements"), as follows:



                                                       Lima, Ohio Prior
                                                           Practices
                                                       ----------------
      Accounts receivable, net                              850,615
      Property and equipment, net                            45,000
                                                            -------
      Assets acquired                                       895,615

      Accrued expenses                                       75,000
      Accrued payroll, incentive compensation
        and related expenses                                  6,294
                                                            -------
      Liabilities assumed                                    81,294

      Adjustments to additional paid-in capital             814,321
                                                            =======


     Certain excluded assets and liabilities were not acquired or assumed by the Company. Such assets and liabilities are comprised of the following significant items: cash, prepaid expenses, accrued physician compensation and benefits that were retained by the owners of the Prior Practices, and all bank indebtedness that was not paid prior to the closing date of the Mid-1997 Agreements.

2. Reflects the fair value allocation of the consideration paid and liabilities assumed in connection with the Mid-1997 Agreements, including the income tax effects of temporary differences, allocated to the long-term service agreement intangible asset and a corresponding adjustment to additional paid-in capital.

3. Pursuant to the Mid-1997 Agreements, the former physician stockholders of the Lima, Ohio Prior Practices received 673,387 shares of the Company's restricted common stock and approximately $1.8 million from the Company.

     The pro forma consolidated financial statements reflect (i) a reclassification of $673 from additional paid-in capital to common stock
     (ii) a decrease in cash and cash equivalents of $1,769,848 and (iii) a decrease in additional paid in capital of $1,770,521 for the cash consideration paid to the former physician stockholders of the Lima, Ohio Prior Practices. The pro forma impact of noncash consideration has been reflected in pro forma adjustments 1 and 2 above.

4. Reflects the resulting deferred income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, for the net federal and state deferred tax liabilities to be assumed by the Company, pursuant to Section 481 of the Internal Revenue Code of 1986, as amended, based on the underlying cash basis of certain net assets of the Lima, Ohio Prior Practices acquired under the Mid-1997 Agreements, and the income tax effects of temporary differences related to all identifiable acquisition intangible assets, including service agreements. This pro forma adjustment results in (i) a $5,605,277 increase in the long-term deferred tax liability and (ii) a corresponding reduction in additional paid-in capital. Subsequent to September 10, 1997, to the extent that the operations of the Lima, Ohio Prior Practices have been assumed by the Company, those operations will be reflected in the income tax returns of the Company. In addition, taxable income or loss of the Orthopaedic Institute of Ohio will be included in its separate income tax return.

5. Reflects the incremental costs necessary to effectuate the Mid-1997 Agreements, resulting in a decrease of $7,090 in prepaid expenses for costs paid through June 30, 1997, an increase of $135,000 in accrued expenses and a corresponding reduction in additional paid-in capital of $142,090.

6.   Reflects the Company's investment of $400,000 in WCOG.

Pro Forma Consolidated Statements of Income Adjustments


                                                                                              Year ended        Six months
                                                                                             December 31,     ended June 30,
                                                                                                 1996              1997
                                                                                             ------------     --------------
7.   Reflects the following adjustments to net revenue:
     (i)  Recognition of service fee revenue based on long-term service agreements
                                                                                             $ 9,588,878        $  772,914
     (ii) Reimbursement of clinic operating expenses                                          23,321,012         1,091,384
                                                                                             -----------        ----------
                                                                                              32,909,890         1,864,298
     Pursuant to the terms of the Service Agreements, the above fees consist of the following: (i) service fees based on a percentage (the "Service Fee
     Percentage") ranging from 20% to 33% of the Adjusted Pre-Tax Income of the
     Affiliated Practices (defined generally as revenue of the Affiliated
     Practices related to professional services less amounts equal to certain clinic expenses of the Affiliated Practices, not including physician owner compensation or most benefits to physician owners ("Clinic Expenses," as more fully defined in the Service Agreements)) and (ii) amounts equal to
     Clinic Expenses. Generally, for the first three years following affiliation, the portion of the service fees described under clause (i) is subject to a fixed dollar minimum (the "Base Service Fee"), which was generally determined by applying the respective Service Fee Percentage to
     Adjusted Pre-Tax Income of each Affiliated Practice for the twelve months prior to affiliation. The aggregate annual Base Service Fee for the
     Affiliated Practices is approximately $11.1 million. This Base Service Fee was used to calculate the above pro forma service fee revenue adjustment for both periods presented. For the six months ended June 30, 1997, as reflected on a pro forma basis, the aggregate service fees that would be payable based on the Service Fee Percentages of the Affiliated Practices
     are below the aggregate Base Service Fee by approximately $.4 million. In addition, with respect to its management (and, in certain instances, ownership) of certain facilities and ancillary services associated with certain of the Affiliated Practices, the Company receives fees based on a percentage of net revenue or pre-tax income related to such facilities and services.

8.   Reflects the following adjustments to clinic expenses:
     (i)  Incremental clinic expenses for the Affiliated Practices that affiliated with
            the Company in 1996                                                              $21,192,485        $
                                                                                                                       --
     (ii) Incremental clinic expenses for the Orthopaedic Institute of Ohio, Inc.              2,128,527         1,091,384
                                                                                             -----------        ----------
                                                                                              23,321,012         1,091,384


                                                                                              Year ended        Six months
                                                                                             December 31,      ended June 30,
                                                                                                 1996              1997
                                                                                             ------------      --------------

Items 9 through 11 reflect adjustments to general and administrative expenses

 9.  Corporate office and officer compensation and fringe benefit expenses                   $ 1,851,652         $   46,816
                                                                                             -----------         ----------
                                                                                               1,851,652             46,816
10.  (i)   Additional expense for amortization of Service Agreements over the forty
              year life of the underlying agreements                                         $   322,552         $  161,276
     (ii)  Annualized corporate general and administrative
              expenses                                                                         2,040,341             77,479
                                                                                             -----------         ----------
                                                                                               2,362,893            238,755
     Adjustments to annualized corporate general and administrative expenses are based upon (i) projected operational requirements, including rent, insurance, travel, recruiting and utilities and (ii) depreciation and amortization based on projected capital asset and corporate financing requirements.

11.  Adjustment to costs to evaluate and acquire physician practices                         $  (526,184)        $       --
                                                                                             -----------         ----------
                                                                                                (526,184)                --

12.  Reflects the following adjustments to interest (income) expense:
     (i)   Elimination of interest expense on convertible debentures                         $   (52,039)        $       --
     (ii)  Incremental interest on borrowings necessary to effectuate the Mid-1997 acquisitions pursuant to the Mid-1997 agreements (assumed rate of
             borrowing of 7.40% per annum)                                                       130,969             10,914
     (iii) Elimination of interest income on cash and cash equivalents                            11,870             29,506
                                                                                             -----------         ----------
                                                                                                  90,800             40,420

13.  Reflects the following adjustment to the provision for income taxes:
     (i)   Provide for an expected combined federal and state effective income tax rate
             of 41.0%                                                                        $(1,954,299)        $ (185,906)
                                                                                             -----------         ----------
                                                                                              (1,954,299)          (185,906)

14. The computation of pro forma net income per share is based upon the weighted average common shares outstanding and common stock equivalents, using the treasury stock method at the $8.00 initial public offering price for any transaction deemed to have transpired before the date of the Company's initial public offering, calculated as follows:

                                                                                              Year Ended        Six Months
                                                                                              December 31,    Ended June 30,
                                                                                                 1996             1997
                                                                                              ------------    --------------

       Shares distributed to the stockholders of the Prior Practices                           8,332,502           673,387
       Shares issued to Tallahassee Orthopedic Clinic, Inc. in October 1996                      100,000                --
       Shares converted from debt and accrued interest into common stock by
          debenture holders in November 1996                                                   2,020,901                --
       Common stock equivalents arising from cash paid to certain physician
          stockholders of the Prior Practices                                                    192,234                --
       Common stock equivalents attributable to outstanding stock options                        603,960           236,214
       Weighted average common shares outstanding, exclusive of the impact
          of the above mentioned items                                                         1,450,137        13,991,495
                                                                                              ==========        ==========
                                                                                              12,699,734        14,901,096
                                                                                              ==========        ==========

     Pursuant to Securities and Exchange Commission Staff Accounting Bulletins and staff policy, common and common share equivalents issued during the 12-month period prior to the Company's initial public offering at prices below the public offering price are presumed to have been issued in contemplation of the public offering, even if antidilutive, and have been included in the 1996 calculation as if these common and common equivalent shares were outstanding for the entire year ended December 31, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        SPECIALTY CARE NETWORK, INC.



                                   By:  /s/ D. Paul Davis
                                        -----------------------------
                                        D. Paul Davis
                                        Senior Vice President, Finance
                                        (Principal Accounting Officer)

Dated: November 12, 1997